                                  EXHIBIT 10.19

 Amendment No. 5 to Amended and Restated Credit Agreement among the Company and its subsidiaries, the lenders party thereto and Bank of America, as Agent

                     AMENDMENT NO. 5 TO AMENDED AND RESTATED
                           CREDIT AGREEMENT AND WAIVER

            THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this "Amendment"), dated as of December 31, 2002, is entered into by and among PERSONNEL GROUP OF AMERICA, INC. (the "Borrower"), certain subsidiaries of the Borrower identified on the signatures pages hereto, the financial institutions identified on the signature pages hereto and BANK OF AMERICA, N.A., formerly known as NationsBank, N.A., as agent for the Lenders (in such capacity, the "Agent"). Except as otherwise defined in this Amendment, terms defined in the Credit Agreement referred to below (as amended by this Amendment) are used herein as defined therein.

                                    RECITALS

            A. The Borrower, the Guarantors party thereto, the Lenders party thereto and the Agent entered into that certain Amended and Restated Credit Agreement dated as of June 23, 1997 (as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 17, 1998, Amendment No. 2 to Amended and Restated Credit Agreement dated as of September 29, 1999, Amendment No. 3 to Amended and Restated Credit Agreement dated as of March 21, 2001, a Waiver Agreement dated as of December 14, 2001 and Amendment No. 4 to Amended and Restated Credit Agreement dated as of February 8, 2002 and as otherwise modified prior to the date hereof, the "Credit Agreement").

            B. The Borrower and the Lenders have agreed to certain modifications to the Credit Agreement.

            C. Such modifications require the consent of the Required Lenders.

            D. The Required Lenders have consented to the requested modifications on the terms and conditions set forth herein.

                                    AGREEMENT

            NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A. AMENDMENTS TO CREDIT AGREEMENT

            1. Amendment of Section 1.1. The definition of "Consolidated EBITDA" set forth in Section 1.1 is hereby amended and restated in its entirety to read as follows:

            "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for
(A) interest expense, (B) total Federal, state, local and foreign income, value added and similar taxes, (C) depreciation and amortization expense, (D) for the Borrower's fourth quarter of its 2001 fiscal year, Restructuring Charges taken by the Borrower and its Subsidiaries in such period (but in no event shall all of the add-backs pursuant to this clause (D) exceed $5,750,000 in the aggregate for the Borrower's fourth quarter of its 2001 fiscal year), (E) for any period during the Borrower's fiscal year 2002 and beyond, Restructuring Charges taken by the Borrower and its Subsidiaries (but in no event shall all of the add-backs pursuant to this clause (E) exceed $6,000,000 (plus the amount of any Restructuring Charges consisting of (x) expenses that may be incurred in connection with the hiring of investment advisers to address the Borrower's capital structure and (y) other fees and expenses not to exceed $5,500,000 in the aggregate incurred by the Borrower after September 30, 2002 in connection with any financial restructuring transaction)), (F) for the Borrower's fourth quarter of its 2001 fiscal year, non-cash charges taken by the Borrower in connection with the sale of Paladin Consulting, Inc. (but in no event shall all of the add-backs pursuant to this clause (F) exceed $7,750,000 in the aggregate), (G) non-cash intangible asset impairment charges taken by the Borrower and its Subsidiaries in any such period (but in no event shall all of the add-backs pursuant to this clause (G) exceed $400,000,000 in the aggregate) and (H) non-cash charges taken by the Borrower and its Subsidiaries in connection with the Equity Appreciation Rights Agreement.

            2. Further Amendment of Section 1.1. Section 1.1 is further amended by adding the following new definition:

            "Purchase Option Agreement" means that certain Purchase Option Agreement, dated as of November 11, 2002, by and among the Borrower, the Lenders party thereto, the Subordinated Noteholders party thereto and the Agent.

            3. Further Amendment of Section 1.1. Section 1.1 is further amended by adding the following new definition:

            "Repurchase Event" shall have the meaning assigned to such term in the Subordinated Note Indenture.

            4. Amendment of Section 2.1(a). Section 2.1(a) is hereby amended by deleting the reference therein to "ONE HUNDRED THIRTY SIX MILLION DOLLARS ($136,000,000)" and replacing it with "ONE HUNDRED FOURTEEN MILLION DOLLARS ($114,000,000)".

            5. Amendment of Section 6.2. Section 6.2 is hereby amended by deleting the parenthetical clause in subsection (a) thereof and replacing it with the following: (except as has been publicly disclosed prior to the Fifth Amendment Effective Date)".

            6. Amendment of Section 6.3. Section 6.3 is hereby amended by adding "or limited partnership" after "limited liability company" in clause (a) thereof.

            7. Amendment of Section 7.1(k). Section 7.1(k) is hereby amended by replacing the last sentence thereof with the following:

                  Additionally, on a monthly basis concurrently with the
            delivery of the other items set forth in this Section 7.1(k), (i) a written report shall be provided to the Lenders, in reasonable detail and in a form reasonably acceptable to the Agent, updating the Lenders as of the end of such calendar month on the status of
            (A) the Proposed Restructuring (as defined in Exhibit B to the Purchase Option Agreement) and (B) the de-listing of the Borrower's common stock from the New York Stock Exchange and (ii) a certificate of the chief financial officer of the Borrower demonstrating compliance with the financial covenants set forth in Section 7.11 as of the end of such fiscal month or quarter (as applicable) and stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

            8. Amendment of Section 7.8. Section 7.8 is hereby amended and restated in its entirety to read as follows:

            7.8 PERFORMANCE OF OBLIGATIONS.

            The Borrower will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound; provided, however, that to the extent the Borrower is not in compliance with the Subordinated Note Documents due to the de-listing of the Borrower's stock or any related Repurchase Event, such non-compliance shall be deemed not to constitute a violation of this Section 7.8

            9. Amendment of Section 7.11(e). Section 7.11(e) is hereby amended and restated in its entirety to read as follows:

            (e) Minimum Rolling Consolidated EBITDA. Consolidated EBITDA, calculated monthly on a three-month rolling basis, shall not be less the amount shown below:

                FISCAL MONTH ENDING NEAREST      MINIMUM 3-MONTH ROLLING CONSOLIDATED EBITDA
                ---------------------------      -------------------------------------------
              November 30, 2002                                  $3,449,000
              December 31, 2002                                  $2,851,000
              January 31, 2003                                   $2,029,000
              February 28, 2003                                  $1,771,000
              March 31, 2003                                     $2,737,000
              April 30, 2003                                     $2,997,000
              May 31, 2003                                       $3,713,000
              June 30, 2003                                      $3,679,000

            10. Amendment of Section 7. Section 7 is hereby amended to add the following subsection after Section 7.18:

            7.19 PERIODIC MEETINGS.

            (a) On a quarterly basis, and in conjunction with the filing of the Borrower's Form 10-Q with the Securities and Exchange Commission, the Borrower shall hold a telephonic meeting, at an agreed upon time, at which (i) the Lenders' Financial Advisor will present to the Lenders (subject to existing confidentiality and other applicable restrictions among the Agent and any of the Lenders) a written report prepared by the Lenders' Financial Advisor analyzing the Borrower's financial results as of the end of such fiscal quarter, and (ii) the Borrower will review such financial results and discuss the market outlook.

            (b) Upon the request of the Agent, the Borrower shall hold a meeting on an agreed upon date and at an agreed upon location to discuss the reports delivered pursuant to Section 7.1(k) or Section 7.19(a).

            11. Amendment of Section 9.1(g)(i). Section 9.1(g)(i) is hereby amended and restated in its entirety to read as follows:

            (i) The Borrower or any of its Subsidiaries shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) or any material obligation or condition of any contract or lease material to the Borrower and its Subsidiaries taken as a whole; provided, however, that to the extent the Borrower is not in compliance with the Subordinated Note Documents due to the de- listing of the Borrower's stock or any related Repurchase Event, such non-compliance, default or non-performance shall be deemed not to constitute a Default or Event of Default hereunder; or

            12. Amendment of Section 9.1(k). Section 9.1(k) is hereby amended and restated in its entirety to read as follows:

            (k) Subordinated Note Indentures. (i) There shall occur and be continuing any Event of Default or Repurchase Event under, and in each case, as defined in the Subordinated Note Indenture, and the Subordinated Noteholders have caused the Subordinated Indebtedness to be accelerated and such acceleration is not rescinded within 30 days, or (ii) any of the Borrower's Obligations for any reason shall cease to be "Senior Indebtedness" under and as defined in the Subordinated Note Indenture; or

            13. Amendment of Schedules. The following schedules are amended and restated in their entirety and attached hereto: Schedule 1.1B - Liens; Schedule
6.9 - Intellectual Property Schedule 6.11 - Taxes; Schedule 6.14 - Subsidiaries; and Schedule 8.1 Indebtedness.

B. WAIVER

            The Required Lenders hereby waive any failure of the Borrower to comply with the financial covenants measured by Section 7.11(a), (b), (c) and
(d) of the Credit Agreement during the period from the Payment Date (as defined in the Purchase Option Agreement) through the Expiration Date (as defined in the Purchase Option Agreement). This is a one time waiver and shall not be construed to be (i) an amendment or modification to the Credit Agreement, (ii) an agreement to waive any other future Defaults or Events of Default or (iii) a waiver of any other Default or Event of Default except as expressly set forth herein.

C. CONSENT TO INTERNAL REORGANIZATION

            1. Reorganization. The Credit Parties are undertaking certain internal reorganization steps as follows (collectively, the "Reorganization"):

            (a) Convert InfoTech Services, Inc. in to a North Carolina LLC. The Borrower is making a capital contribution of the intercompany debt due from InfoTech Services, Inc. to PFI Corp., which will then contribute this intercompany debt to the capital of InfoTech Services, Inc. InfoTech Services, Inc. will convert to a North Carolina limited liability company on or prior to December 29, 2002.

            (b) California Restructuring. The Borrower will transfer all of its Los Angeles-area commercial staffing branches (except for its Ontario branch) to Venturi Staffing Partners LLC, effective January 1, 2003. The transfer of assets, liabilities and employees, as described above, will be accomplished by contributing the property first from the Borrower to PFI Corp., a wholly owned subsidiary of the Borrower, then PFI Corp. contributes the property to Staffplus, Inc., a wholly owned subsidiary of PFI Corp. and, finally, Staffplus, Inc. contributes the property to Venturi Staffing Partners, LLC, a wholly owned, Subsidiary of Staffplus, Inc.

            (c) Texas Restructuring. Staffplus, Inc. will transfer the assets and employees of its Houston-area commercial staffing branch to a new Texas limited partnership to be named, Venturi Texas Staffing Partners, LP, effective January 1, 2003. The assets, liabilities and employees (collectively, "the property") as described above will be transferred to the Texas LP as follows:

                  - a 1% interest in the property is transferred directly to the Texas LP from Staffplus in exchange for a 1% general partnership interest in the Texas LP,

                  - a 99% interest in the property will be transferred to Venturi Staffing Partners, LLC from Staffplus Inc., and

                  - the 99% interest in the property will then be transferred, in its entirety, to the Texas LP in exchange for a 99% limited partnership interest in the Texas LP.

            (d) Illinois. Staffplus, Inc. will transfer the assets and employees of all of its Chicago-area commercial staffing branches (except for its downtown Chicago office) to Venturi Staffing Partners, LLC effective January 1, 2003.

            2. Notwithstanding anything in Section 8.4 of the Credit Agreement to the contrary, the Required Lenders hereby consent to the Reorganization and, in furtherance of the foregoing, the Credit Parties hereby agree, contemporaneously herewith, to, in accordance with the terms of the Credit Agreement, cooperate with the Agent to (i) cause InfoTech Services, LLC and Venturi Staffing Partners Texas Limited Partnership to execute a Joinder Agent in the form of Schedule 7.12 to the Credit Agreement, (ii) cause the partnership or membership interests of InfoTech Services, LLC and Venturi Texas Staffing Partners, LP to be pledged to the Agent, for the benefit of the Lenders, and
(iii) deliver such documentation as the Agent may reasonably request in connection with the foregoing, including without limitation, certified resolutions and organizational and authorizing documents of each such entity, and appropriate UCC-1 financing statements, all in form, content and scope reasonably satisfactory to the Agent.

D. MISCELLANEOUS

            1. Representations and Warranties. Each of the Credit Parties represents and warrants to the Lenders and the Agent as follows:

                  (a) It has taken all necessary action to authorize the
            execution, delivery and performance of this Amendment.

                  (b) This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights.

                  (c) No consent, approval, authorization or order of, or
            filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment.

                  (d) The execution and delivery of this Amendment does not
            diminish or reduce its obligations under the Credit Documents (including, without limitation, in the case of each Guarantor, such Guarantor's guaranty pursuant to Section 4 of the Credit Agreement) in any manner, except as specifically set forth herein.

                  (e) Such Credit Party has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Required Lenders' execution and delivery of this Amendment.

                  (f) The representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof (except those that expressly relate to an earlier date) and all of the provisions of the Credit Documents, except as amended hereby, are in full force and effect.

                  (g) Subsequent to the execution and delivery of this Amendment and after giving effect hereto, no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

            2. Liens. Each Credit Party affirms the liens and security interests created and granted by it in the Credit Documents (including, but not limited to, the Pledge Agreement and the Security Agreement) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.

            3. Effect of Amendment. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Documents shall remain unchanged and in full force and effect. The Credit Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

            4. Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent's legal counsel (including without limitation amounts incurred and invoiced on or prior to the Fifth Amendment Effective Date and referenced in Part C, Section 5(d) below).

            5. Conditions Precedent. This Amendment shall become effective as of the date hereof (the "Fifth Amendment Effective Date") once each of the following conditions precedent has been satisfied:

                  (a) the Agent shall have received counterparts of (i) this
            Amendment, duly executed and delivered by each of the Credit Parties, the Required Lenders and the Agent; (ii) a Joinder Agreement dated as of the date hereof which shall have been executed by InfoTech Services, LLC and Venturi Texas Staffing Partners, LP along with all such organizational and authorizing documents as the Agent may reasonably request; and (iii) such UCC-1 Financing Statements as the Agent shall reasonably require.

                  (b) the Agent shall have received a certified copy of the
            resolutions of the Board of Directors of the Borrower and each other Credit Party evidencing its approval of this Amendment and the other Credit Documents and matters contemplated hereby, and a certified copy of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the other Credit Documents;

                  (c) no Default or Event of Default shall have occurred and be continuing; and

                  (d) the Borrower shall have paid any and all out-of-pocket costs (to the extent invoiced) incurred by the Agent (including the reasonable fees and expenses of the Agent's legal counsel), and fees and other amounts payable to the Agent, in each case in connection with the negotiation, preparation, execution and delivery of this Amendment.

            6. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

            7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

            8. ENTIRETY. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

            9. Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

            10. Release. In consideration of the Required Lenders execution of this Amendment, the Credit Parties hereby release the Agent, the Lenders and each of their respective Affiliates, officers, employees, representatives, agents, trustees, counsel and directors (collectively, the "Released Persons") from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act by any of the Released Persons on or prior to the date hereof in connection with the Credit Documents and transactions related thereto.

              [the remainder of this page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment, to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


BORROWER:                  PERSONNEL GROUP OF AMERICA, INC.,
                           a Delaware corporation

                           By:      /s/ James C. Hunt
                                    -------------------------
                           Name:    James C. Hunt
                           Title:   President and
                                    Chief Financial Officer

GUARANTORS:                STAFFPLUS, INC.,
                           a Delaware corporation
                           INFOTECH SERVICES LLC,
                           a North Carolina limited liability company
                           BAL ASSOCIATES INCORPORATED,
                           a California corporation
                           ADVANCED BUSINESS CONSULTANTS, INC.,
                           a Kansas corporation
                           PERSONNEL GROUP HOLDINGS, INC.,
                           a Florida corporation
                           VENTURI STAFFING PARTNERS, LLC,
                           a California limited liability company


                           By:      /s/ James C. Hunt
                                    -------------------------
                           Name:    James C. Hunt
                           Title:   Senior Vice President of each of the
                                    above-named Guarantors


                           PFI CORP.,
                           a Delaware corporation

                           By:      /s/ James C. Hunt
                                    -------------------------
                           Name:    James C. Hunt
                           Title:   President

AGENT:                     BANK OF AMERICA, N.A.,
                           formerly known as NATIONSBANK, N.A.
                           and BANK OF AMERICA ILLINOIS,
                           as AGENT


                           By:           /s/ H. Leonard Norman
                                         ----------------------------
                           Name:         H. Leonard Norman
                           Title:        Managing Director


LENDERS:                   BANC OF AMERICA
                           STRATEGIC SOLUTIONS, INC.

                           By:           /s/ H. Leonard Norman
                                         ----------------------------
                           Name:         H. Leonard Norman
                           Title:        Managing Director

                           BNP PARIBAS

                           By:           /s/ Stephanie Rogers
                                         ----------------------------
                           Name:         Stephanie Rogers
                           Title:        Vice President

                           By:           /s/ Rick Pace
                                         ----------------------------
                           Name:         Rick Pace
                           Title:        Director

                           BANK ONE, NA

                           By:           /s/ Dianne M. Stark
                                         ----------------------------
                           Name:         Dianne M. Stark
                           Title:        First Vice President

                           HBV CAPITAL MANAGEMENT LLC

                           By:           /s/ George J. Konomos
                                         ----------------------------
                           Name:         George J. Konomos
                           Title:        Portfolio Manager

                           INLAND PARTNERS L.P.

                           By:           /s/ Elias J. Sabo
                                         ----------------------------
                           Name:         Elias J. Sabo
                           Title:        Attorney-in-fact

                           LINKS PARTNERS L.P.

                           By:           /s/ Elias J. Sabo
                                         ----------------------------
                           Name:         Elias J. Sabo
                           Title:        Attorney-in-fact

                           MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P.

                           By:  MatlinPatterson Global Advisors LLC

                           By:           /s/ David J. Matlin
                                         ----------------------------
                           Name:         David J. Matlin
                           Title:
                                         ----------------------------